Proxy Voting Results

A special meeting of shareholders was held on December 8, 2017. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.

# of Votes	% of Votes

James C. Curvey

Affirmative	40,874,579,146.19	94.146
Withheld	2,541,618,753.48	5.854
TOTAL	43,416,197,899.67	100.000

Dennis J. Dirks

Affirmative	41,093,243,800.03	94.650
Withheld	2,322,954,099.64	5.350
TOTAL	43,416,197,899.67	100.000

Donald F. Donahue

Affirmative	41,121,116,505.64	94.714
Withheld	2,295,081,394.03	5.286
TOTAL	43,416,197,899.67	100.000

Alan J. Lacy

Affirmative	41,091,494,851.72	94.646
Withheld	2,324,703,047.95	5.354
TOTAL	43,416,197,899.67	100.00

Ned C. Lautenbach

Affirmative	40,970,733,721.42	94.368
Withheld	2,445,464,178.25	5.632
TOTAL	43,416,197,899.67	100.000

Joseph Mauriello

Affirmative	41,021,688,840.89	94.485
Withheld	2,394,509,058.78	5.515
TOTAL	43,416,197,899.67	100.000

Charles S. Morrison

Affirmative	41,163,534,997.01	94.812
Withheld	2,252,662,902.66	5.188
TOTAL	43,416,197,899.67	100.000

Cornelia M. Small

Affirmative	41,061,752,034.66	94.578
Withheld	2,354,445,865.01	5.422
TOTAL	43,416,197,899.67	100.000

Garnett A. Smith

Affirmative	41,061,939,407.02	94.578
Withheld	2,354,258,492.65	5.422
TOTAL	43,416,197,899.67	100.000

David M. Thomas

Affirmative	41,102,875,738.06	94.672
Withheld	2,313,322,161.61	5.328
TOTAL	43,416,197,899.67	100.000

Michael E. Wiley

Affirmative	41,112,279,187.11	94.694
Withheld	2,303,918,712.56	5.306
TOTAL	43,416,197,899.67	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Biotechnology Portfolio.

	# of Votes	% of Votes
Affirmative	4,133,784,465.21	68.474
Against	784,908,408.61	13.002
Abstain	404,996,408.35	6.708
Broker Non-Vote	713,369,365.69	11.816
TOTAL	6,037,058,647.86	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Health Care Portfolio.

	# of Votes	% of Votes
Affirmative	3,114,316,048.32	70.954
Against	532,405,861.41	12.130
Abstain	305,180,997.11	6.953
Broker Non-Vote	437,325,187.10	9.963
TOTAL	4,389,228,093.94	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Health Care Services Portfolio.

	# of Votes	% of Votes
Affirmative	357,522,359.89	69.482
Against	67,034,177.14	13.028
Abstain	38,534,017.42	7.488
Broker Non-Vote	51,469,878.36	10.002
TOTAL	514,560,432.81	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Medical Equipment and Systems Portfolio.

	# of Votes	% of Votes
Affirmative	1,987,367,885.97	71.929
Against	294,059,410.78	10.643
Abstain	204,010,962.50	7.384
Broker Non-Vote	277,527,195.83	10.044
TOTAL	2,762,965,455.08	100.000

PROPOSAL 2

# of Votes	% of Votes

To eliminate a fundamental investment policy for Pharmaceuticals Portfolio.

Affirmative	379,308,625.04	71.408
Against	76,944,824.97	14.485
Abstain	33,311,723.30	6.271
Broker Non-Vote	41,624,309.76	7.836
TOTAL	531,189,483.07	100.000

PROPOSAL 3
To modify Biotechnology Portfolio's fundamental concentration policy.

	# of Votes	% of Votes
Affirmative	4,303,005,001.99	71.277
Against	633,421,335.16	10.493
Abstain	387,262,945.02	6.414
Broker Non-Vote	713,369,365.69	11.816
TOTAL	6,037,058,647.86	100.000

PROPOSAL 3
To modify Health Care Portfolio's fundamental concentration policy.

	# of Votes	% of Votes
Affirmative	3,202,326,337.39	72.959
Against	456,093,688.22	10.392
Abstain	293,482,881.23	6.686
Broker Non-Vote	437,325,187.10	9.963
TOTAL	4,389,228,093.94	100.000

PROPOSAL 3
To modify Health Care Services Portfolio's fundamental concentration policy.

	# of Votes	% of Votes
Affirmative	368,928,727.47	71.698
Against	57,584,105.81	11.191
Abstain	36,577,721.17	7.109
Broker Non-Vote	51,469,878.36	10.002
TOTAL	514,560,432.81	100.000

PROPOSAL 3
To modify Medical Equipment and Systems Portfolio's fundamental concentration policy.

	# of Votes	% of Votes
Affirmative	$2,052,526,537.26	74.288
Against	$246,340,254.50	8.916
Abstain	$186,571,467.49	6.752
Broker Non-Vote	$277,527,195.83	10.044
TOTAL	$2,762,965,455.08	100.000

PROPOSAL 3
To modify Pharmaceuticals Portfolio's fundamental concentration policy.

	# of Votes	% of Votes
Affirmative	392,109,686.17	73.818
Against	62,905,944.23	11.842
Abstain	34,549,542.91	6.504
Broker Non-Vote	41,624,309.76	7.836
TOTAL	531,189,483.07	100.000

PROPOSAL 5

For Health Care Portfolio, a shareholder proposal requesting that the Board of Trustees institute procedures to avoid holding investments in companies that, in management's judgement, substantially contribute to genocide or crimes against humanity.

	# of Votes	% of Votes
Affirmative	1,209,926,160.94	27.566
Against	2,373,485,952.12	54.076
Abstain	368,490,793.78	8.395
Broker Non-Vote	437,325,187.10	9.963
TOTAL	4,389,228,093.94	100.000

Proposal 1 reflects trust wide proposal and voting results.
Proposal 5 was not approved by shareholders.